UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specfied in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identfication No.)

271 Brock Street, Peterborough, Ontario Canada	K9H 2P8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 334-3820

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 29, 2022, Rainmaker Worldwide Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to increase the aggregate number of authorized shares to 501,000,000, of which 500,000,000 shares are to be common stock with a par value of $0.001 per share and 1,000,000 shares are to be preferred stock with a par value of $0.001 per share (the “Amendment”).

The above description is a summary and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 29, 2022, the Company held a Special Meeting of Stockholders. Each share of the Company’s common stock was entitled to one vote per share. The matter voted upon and the results are set forth below.

Proposal: Increase in Authorized Shares and Establishment of Preferred shares.

Stockholders approved an increase in the Company’s authorized common stock to 500,000,000 and the establishment of 1,000,000 preferred shares.

For	Against	Abstentions	Broker Non-Votes
78,263,619	1,051,137	305,787	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Date: June 30, 2022
/s/ Michael O’Connor
Michael O’Connor
President, Chief Executive Officer, and Interim Chief Financial Officer

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